EXHIBIT 22.1
                     SUBSIDIARIES OF INTER-TEL, INCORPORATED

         Listed below are all the subsidiaries of Inter-Tel, Incorporated, as well as the jurisdiction under the laws of which each was organized, and the percentage of the outstanding voting stock of each owned by Inter-Tel, Incorporated.
                                                PERCENTAGE      STATE OR
                                                OF VOTING     JURISDICTION
NAME                                           STOCK OWNED   OF ORGANIZATION
----                                           -----------   ---------------

Inter-Tel Integrated Systems, Inc.                 100%         Arizona

Inter-Tel Technologies, Inc.                       100%         Arizona

Inter-Tel Leasing, Inc.                            100%         Arizona

Inter-Tel.net Inc.                                 100%         Nevada

Inter-Tel Software and Services, Inc.              100%         Arizona

Inter-Tel Midwest, Inc.                            100%         Delaware

Inter-Tel Incorporated-New Jersey                  100%         Delaware

Inter-Tel NetSolutions, Inc.                       100%         Texas

Inter-Tel DataCom, Inc.                            100%         Delaware

Southwest Telephone Systems, Inc.                  100%         New Mexico

American Telcom Corp. of Georgia, Inc.             100%         Georgia

Access West, Inc.                                  100%         Delaware

Inter-Tel Integrated Systems (UK), Ltd.            100%         United Kingdom

Inter-Tel Japan, Inc.                              100%         Japan

Florida Telephone Systems, Inc.                    100%         Florida

NTL Corporation dba ComNet of Ohio                 100%         Ohio

Integrated Telecom Services Corporation            100%         Kentucky

Telephone Corporation of America, Inc. (Telcoa)    100%         Maryland

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